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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Jacada Ltd. 1999 Share Option and Incentive Plan, of our report dated January 29, 2001 with respect to the consolidated financial statements of Jacada Ltd. included in its Annual Report (Form 20-F) filed with the Securities and Exchange Commission for the year ended December 31, 2000.


                                    /s/  KOST, FORER & GABBAY
                                         A Member of Ernst & Young International

Tel Aviv, Israel
November 19, 2001